EXHIBIT 10.02

No. U1007353

VERISIGN, INC.

2006 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED EMPLOYEE RESTRICTED STOCK UNIT AGREEMENT

The Board of Directors of VeriSign, Inc. granted to you (the “Participant” named below) Restricted Stock Units (“RSUs”) pursuant to the VeriSign, Inc. 2006 Equity Incentive Plan (the “Plan”), on August 4, 2008. On October 14, 2008, the Board and you have determined to amend such Award and amend and restate the related Award Agreement to provide for an additional vesting event by execution of this Amended and Restated Employee Restricted Stock Unit Agreement (this “Agreement”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

Participant:
D. James Bidzos

Number of RSUs:
123,915

Date of Grant:
August 4, 2008

Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date.

Vesting Schedule:
The RSUs will vest as follows:

(a). 25% on the later to occur of (i) the first quarterly anniversary of the Date of Grant; (ii) the date next following the Date of Grant on which such Shares may be issued from the Plan in compliance with the requirements for use of the Form S-8 Registration Statement pursuant to which the Plan and such Shares have been registered with the SEC; and (iii) the date next following the Date of Grant on which the Company’s common stock is listed on a “national securities exchange” (as defined in Sec. 6 of the Exchange Act); and (iv) if applicable, the date of certification of achievement of the applicable Performance Factors by the Committee.

(b). 25% on the later to occur of (i) the second quarterly anniversary of the Date of Grant; (ii) the date next following the Date of Grant on which such Shares may be issued from the Plan in compliance with the requirements for use of the Form S-8 Registration Statement pursuant to which the Plan and such Shares have been registered with the SEC; and (iii) the date next following the Date of Grant on which the Company’s common stock is listed on a “national securities exchange” (as defined in Sec. 6 of the Exchange Act); and (iv) if applicable, the date of certification of achievement of the applicable Performance Factors by the Committee.

(c). 25% on the later to occur of (i) the third quarterly anniversary of the Date of Grant; (ii) the date next following the Date of Grant on which such Shares may be issued from the Plan in compliance with the requirements for use of the Form S-8 Registration Statement pursuant to which the Plan and such Shares have been registered with the SEC; and (iii) the date next following the Date of Grant on which the Company’s common stock is listed on a “national securities exchange” (as defined in Sec. 6 of the Exchange Act); and (iv) if applicable, the date of certification of achievement of the applicable Performance Factors by the Committee.

(d). 25% on the later to occur of (i) the first anniversary of the Date of Grant; (ii) the date next following the Date of Grant on which such Shares may be issued from the Plan in compliance with the requirements for use of the Form S-8 Registration Statement pursuant to which the Plan and such Shares have been registered with the SEC; and (iii) the date next following the Date of Grant on which the Company’s common stock is listed on a “national securities exchange” (as defined in Sec. 6 of the Exchange Act); and (iv) if applicable, the date of certification of achievement of the applicable Performance Factors by the Committee.

(e). Notwithstanding the foregoing, all then unvested and outstanding RSUs granted under this Agreement shall have their vesting accelerated in full immediately prior to the occurrence of a Change-in-Control (as defined below) and be settled in accordance with Section 1 below.

For purposes of this Agreement, “Change-in-Control” means:

(i)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or its subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly (excluding, for purposes of this provision, securities acquired directly from the Company), of securities of the Company representing at least thirty percent (30%) of (A) the then-outstanding shares of common stock of the Company or (B) the combined voting power of the Company’s then-outstanding securities;

(ii)	the consummation of a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(iii)	a change in the composition of the Board occurring within a 24-month period, as a result of which fewer than a majority of the Directors are Incumbent Directors (as defined below);

(iv)	the sale or disposition of all or substantially all of the Company’s assets (or consummation of any transaction, or series of related transactions, having similar effect); or

(v)	stockholder approval of the dissolution or liquidation of the Company.

For purposes of this Restricted Stock Unit Agreement, “Incumbent Directors” shall mean directors who either (i) are directors as of the date hereof, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

1. Settlement. Settlement of vested RSUs shall be made within 30 days following the applicable date of vesting under the above vesting schedule (provided that if at the time of settlement Participant is a “specified employee” of the Company under Section 409A, and settlement would be treated as a payment made on separation of service, then if required to avoid the taxes imposed by Section 409A settlement shall be delayed by six (6) months or such other period of time as is then required to avoid such taxes). Settlement of vested RSUs shall be in Shares; provided, that, pursuant to Section 7, if Shares may not be withheld as a result of foreign tax law, an appropriate number of RSUs may or may not be automatically settled in cash, depending upon the taxable jurisdiction. In addition, if determined by the Committee in its discretion at the time of payment, RSUs may also be settled in cash or some combination of cash and Shares. The Participant shall pay to the Company the aggregate par value of the Shares issued prior to their issuance (par value being $0.001 per Share) with such payment deemed to have been made for each Share, by Participant’s services from the Date of Grant to the first applicable vesting date. Participant agrees that, if necessary due to applicable law, Participant shall pay to the Company each affected Share’s par value by making appropriate payroll deductions from funds due the Participant.

2. No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, the Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to vote such Shares, subject to the terms, conditions and restrictions described in the Plan and herein.

3. Dividend Equivalents. Any dividends paid in cash on Shares of the Company shall be credited to the Participant as additional RSUs as if the RSUs previously held by the Participant were outstanding Shares (in such number as determined by the Committee), as follows: such credit shall be made in whole and/or fractional RSUs and shall be based on the Fair Market Value of the Shares on the date of payment of such dividend. All such additional RSUs shall be subject to the same vesting requirements applicable to the RSUs in respect of which they were credited and shall be settled in accordance with, and at the time of, settlement of the vested RSUs to which they are related.

4. No Transfer. The RSUs and any interest therein: (i) shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, and (ii) shall, if the Participant’s continuous employment with the Company or any of its affiliates shall terminate for any reason (except as otherwise provided in the Plan or herein), be forfeited to the Company forthwith, and all the rights of the Participant to such RSUs shall immediately terminate.

5. Termination. In the event of Termination by the Company or the Participant, the Committee shall settle, in Shares, the value of any vested RSUs (based on the then Fair Market Value of Shares deemed allocated to such vested RSUs on the date of such Termination) as soon as practicable thereafter. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

6. Acknowledgement. The Company and the Participant agree that the RSUs are granted under and governed by this Restricted Stock Unit Agreement and by the provisions of the Plan (incorporated herein by reference). The Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that the Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan. In the event that upon the 30th day after the Date of Grant, the Participant has not refused the RSUs by notice to the Company pursuant to Section 11 hereof, the Participant shall be deemed to have accepted the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan.

7. Tax Consequences. The Participant acknowledges that there may be adverse tax consequences upon settlement of the RSUs or disposition of the Shares, if any, received in connection therewith and that the Company recommends that Participant should consult a tax adviser prior to such settlement or disposition. In particular, Participant must make arrangements, satisfactory to the Company, for satisfaction of any applicable foreign, federal, state or local income tax withholding requirements or social security requirements related to the grant of the RSUs or Participant’s receipt of Shares in settlement thereof, including, in either case, any dividend paid in respect thereof. In the event settlement of the RSUs is made in Shares, the Company will satisfy the minimum statutory withholding tax obligation by withholding a certain number of Shares otherwise deliverable from the total number of Shares deliverable to the Participant upon settlement unless Shares may not be withheld as a result of foreign tax law (in which case an appropriate number of RSUs may or may not be automatically settled in cash, depending upon the taxable jurisdiction). In the event that any RSUs are settled in cash, or Shares may not be withheld as a result of foreign tax law, the Participant hereby authorizes the Company to withhold the required minimum amount from Participant’s other sources of compensation from the Company or any Parent or Subsidiary.

8. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

9. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

10. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

11. Notices. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing (including email) and addressed to Participant at the participant’s Company email address, the address of record or to such other address as Participant may designate in writing from time to time to the Company or may be posted on the Participant’s E*Trade VeriSign employee stock plan account at www.etrade.com. All notices shall be deemed effectively given upon personal delivery, (i) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), (ii) one (1) business day after its deposit with any return receipt express courier (prepaid), (iii) one (1) business day after transmission by fax or telecopier, (iv) upon receipt if sent by the Company to the Participant’s email address at the Company, or (v) upon posting on the Participant’s E*Trade VeriSign employee stock plan account at www.etrade.com.

12. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

13. Headings. The captions and headings of this Agreement are included for ease of reference only and are to be disregarded in interpreting or construing this Agreement.

14. Entire Agreement. The Plan and this Restricted Stock Unit Agreement for these RSUs constitute the entire agreement and understanding of the parties with respect to the subject matter herein and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

Please sign your name in the space provided below on this Restricted Stock Unit Agreement and return an executed copy to: Stock Administration, Attn: Linda Hart, VeriSign, Inc., 487 East Middlefield Road, Mountain View, CA 94043.

VERISIGN, INC.		PARTICIPANT

By:	/s/ Richard H. Goshorn	/s/ D. James Bidzos
Signature
Its:	Senior Vice President, General Counsel and Secretary